ABERDEEN STANDARD PRECIOUS METALS BASKET ETF TRUST 8-K

Exhibit 10.1

Execution Version

AMENDMENT TO THE

ALLOCATED ACCOUNT AGREEMENT

OF

ETFS PRECIOUS METALS BASKET TRUST

This Amendment to the Allocated Account Agreement (this “Amendment”) of the ETFS Precious Metals Basket Trust (the “Trust”), dated as of October 1, 2018, is made by and between JPMorgan Chase Bank, N.A., as the custodian of the Trust (the “Custodian”), and The Bank of New York Mellon, a New York banking corporation, as the trustee of the Trust (the “Trustee”).

WITNESSETH THAT:

WHEREAS, the Custodian and the Trustee are parties to the Allocated Account Agreement (the “Agreement”), dated as of October 18, 2010, which established an allocated bullion account in the Trustee’s name for the Trust; and

WHEREAS, pursuant to Section 15.5 of the Agreement, the Custodian and the Trustee desire to amend the Agreement so as to change the names of the Trust and the shares issuable by the Trust as follows:

Current Name	New Name
ETFS Precious Metals Basket Trust	Aberdeen Standard Precious Metals Basket ETF Trust
ETFS Physical PM Basket Shares	Aberdeen Standard Physical Precious Metals Basket Shares ETF

; and to reflect the change in the name of the Sponsor from “ETFS Securities USA LLC” to “Aberdeen Standard Investments ETFs Sponsor LLC”.

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereby agree as follows:

1.

(a)

Amendment to the Preamble. The second paragraph of the preamble is hereby deleted in its entirety and replaced with the following:

(2)

THE BANK OF NEW YORK MELLON, a New York banking corporation, solely in its capacity as trustee of the Aberdeen Standard Precious Metals Basket ETF Trust created under the Trust Agreement identified below and not individually (the “Trustee”), which expression shall, wherever the context so admits, include the named Trustee and all other persons or companies for the time being the trustee or trustees of the Trust Agreement (as defined below) as trustee for the Shareholders (as defined below).

(b)

Amendment to Section 1.1 of the Agreement. The defined terms for “Shares,” “Sponsor,” “Trust” and “Trust Agreement” in Section 1.1 of the Agreement are hereby deleted in their entirety and replaced with the following:

“Shares” means the units of fractional undivided beneficial interest in and ownership of the Trust which are issued by the Trust, named “Aberdeen Standard Physical Precious Metals Basket Shares ETF” and created pursuant to and constituted by the Trust Agreement;

“Sponsor” means Aberdeen Standard Investments ETFs Sponsor LLC, its successors and assigns and any successor Sponsor appointed pursuant to the Trust Agreement;

“Trust” means the Aberdeen Standard Precious Metals Basket ETF Trust formed pursuant to the Trust Agreement;

“Trust Agreement” means the Depositary Trust Agreement of the Aberdeen Standard Precious Metals Basket ETF Trust dated on or about October 18, 2010, as amended on or about October 1, 2018, and as may be further amended from time to time, between Aberdeen Standard Investments ETFs Sponsor LLC, as Sponsor, and The Bank of New York Mellon, as Trustee;

(c)

Amendment to Section 14.3 of the Agreement. The paragraph entitled “The Sponsor” of Section 14.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

The Sponsor:

Aberdeen Standard Investments ETFs Sponsor LLC

c/o Aberdeen Standard Investments

712 Fifth Avenue, 49th Floor

New York, NY 10019

(d)

Amendment to Textual References in the Agreement.

(i)

All other references to “ETFS Precious Metals Basket Trust” in the Agreement are hereby deleted and replaced with “Aberdeen Standard Precious Metals Basket ETF Trust.”

(ii)

All other references to “ETFS Physical PM Basket Shares” in the Agreement are hereby deleted and replaced with “Aberdeen Standard Physical Precious Metals Basket Shares ETF.”

(iii)

All other references to “ETFS Securities USA LLC” in the Agreement are hereby deleted and replaced with “Aberdeen Standard Investments ETFs Sponsor LLC.”

2.

The amendments contemplated by this Amendment shall, upon execution of this Amendment by the Custodian and the Trustee, be effective as of October 1, 2018, and no further action shall be required to make such amendments effective.

3.

Except as expressly amended by this Amendment, the Agreement shall remain in full force and effect.

4.

This Amendment shall be interpreted under, and all rights and duties under this Amendment shall be governed by, English law.

5.

Except as otherwise specified in this Amendment, or as the context may otherwise require, capitalized terms shall have the meaning ascribed to them in the Agreement.

6.

This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute one and the same instrument. Facsimile and electronic counterpart signatures shall be acceptable and binding.

7.

Pursuant to Section 5.5(a) of the Depositary Trust Agreement of the Trust, dated as of October 18, 2010, as amended, the Sponsor hereby approves of the Trustee entering into this Amendment.

8.

The Custodian shall advise any Sub-Custodians and Zurich Sub-Custodians it may use pursuant to the terms of the Agreement about the change in the names of the Trust and the shares issuable by the Trust and in the name of the Sponsor to be made by this Amendment so that such Sub-Custodians and Zurich Sub-Custodians may update their records accordingly.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

JPMorgan Chase Bank, N.A.,
as Custodian

/s/ Peter L. Smith
Name: Peter L. Smith
Title: Managing Director

The Bank of New York Mellon,
solely in its capacity as Trustee and not individually

/s/ Phyllis A. Cietek
Name: Phyllis A. Cietek
Title: Vice President

Aberdeen Standard Investments ETFs Sponsor LLC
(formerly, ETFS Securities USA LLC),
solely as to paragraph 7

/s/ Lucia Sitar
Name: Lucia Sitar
Title: Vice President

[Signature Page to Amendment to Allocated Account Agreement]

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